                                                                  EXHIBIT 23.01
                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Marine Management Systems, Inc.
Stamford, Connecticut

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 14, 1997, relating to the financial statements of Marine Management Systems, Inc. which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in this Prospectus.


                                        /s/ BDO Seidman, LLP
                                        --------------------------------------
                                        BDO Seidman, LLP
Valhalla, New York
April 29, 1997